Ex. 99-B.8.75

                             FIRST AMENDMENT TO
                        PARTICIPATION AGREEMENT
                                              among
              AMERICAN FUNDS DISTRIBUTORS, INC.,
               AMERICAN FUNDS SERVICE COMPANY
       ING LIFE INSURANCE AND ANNUITY COMPANY
              RELIASTAR LIFE INSURANCE COMPANY
                                             and
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

This First Amendment to Participation Agreement (the "First Amendment") is made and entered into as of January 3, 2006 by and among ING Life Insurance and Annuity Company
(“ING Life"), ReliaStar Life Insurance Company ("ReliaStar"), ReliaStar Life Insurance
Company of New York ("ReliaStar New York"), (collectively "ING") American Funds
Distributors, Inc. (the "Distributor"), and American Funds Service Company (the “Transfer
Agent”).

                                           WITNESSETH

     WHEREAS, Distributor, Transfer Agent and ING are parties to a Participation Agreement dated January 1, 2003 (the “Agreement”); and

     WHEREAS, the parties now desire to modify the Agreement to add Variable Annuity
Account I as a variable annuity account.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and promises expressed herein, the parties agree as follows:

The first sentence of Section 1.(a) is amended to read as follows:

     (a) ING Life represents that it has established Variable Annuity Accounts B, C, D, F and I and may establish such other accounts as may be set forth in Schedule B attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under Connecticut Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment
     Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the
     Contracts.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

AMERICAN FUNDS		AMERICAN FUNDS SERVICE COMPANY
DISTRIBUTORS, INC.
		By:	/s/ Angela M. Mitchell
By:	/s/ K. G. Clifford
		Name:	Angela M. Mitchell
Name:	K. G. Clifford
		Title:	Secretary
Title:	President

ING LIFE INSURANCE AND		RELIASTAR LIFE INSURANCE COMPANY
ANNUITY COMPANY
		By:	/s/ Laurie M. Tillinghast
By:	/s/ Laurie M. Tillinghast
		Name:	Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
		Title:	Vice President
Title:	Vice President

RELIASTAR LIFE INSURANCE
COMPANY OF NEW YORK
By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
Title:	Vice President

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